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                                                                    EXHIBIT 11.

                        OUTSOURCING SERVICES GROUP, INC.
                  STATEMENT OF COMPUTATION OF BASIC AND DILUTED
                               NET LOSS PER SHARE
                                   (UNAUDITED)

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

Exhibit 11.

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
                                                                   THREE MONTHS ENDED
                                                            -------------------------------
                                                              APRIL 3,          MARCH 28,
                                                                1999               1998
                                                            -----------        ------------
Basic loss per share:

         Net loss attributable to common stockholders       $      (317)       $     (3,071)
                                                            -----------        ------------
                                                            -----------        ------------
Weighted average number of outstanding common shares          3,453,366           3,178,438
                                                            -----------        ------------
                                                            -----------        ------------
Basic loss per share                                        $     (0.09)       $      (0.97)
                                                            -----------        ------------
                                                            -----------        ------------
Diluted loss per share:

         Net loss                                           $      (317)        $    (3,071)
                                                            -----------        ------------
                                                            -----------        ------------
Weighted average number of outstanding common shares
    assuming full dilution                                    3,453,366           3,178,438
                                                            -----------        ------------
                                                            -----------        ------------
Diluted loss per share                                      $     (0.09)       $      (0.97)
                                                            -----------        ------------
                                                            -----------        ------------
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